Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following table lists the direct and indirect subsidiaries of BlackRock, Inc. as of December 31, 2008.

Name of Subsidiary	Jurisdiction/State of Incorporation
BlackRock Advisors, LLC	Delaware

BAA Holdings, LLC	Delaware

BlackRock Advisors Holdings, Inc.	Pennsylvania

BlackRock Advisors Singapore Pte. Ltd.	Singapore

BlackRock Asset Management UK Limited	United Kingdom

BlackRock Capital Management, Inc.	Delaware

BlackRock Capital Markets, LLC	Delaware

BlackRock Cayco Limited	Cayman Islands

BlackRock Cayman Company	Cayman Islands

BlackRock Cayman Newco Limited	Cayman Islands

BlackRock (Channel Islands) Limited	Jersey

BlackRock Co., Ltd.	Japan

BlackRock Employee Trust Co. Limited	United Kingdom

BlackRock European Holdings S. à r.l.	Luxembourg

BlackRock Executor & Trustee Co. Limited	United Kingdom

BlackRock Financial Management, Inc.	Delaware

BlackRock Financing, LLC	Delaware

BlackRock Finco, LLC	Delaware

BlackRock Finco UK Ltd.	United Kingdom

BlackRock First Partner Limited	Jersey

BlackRock Funding, Inc.	Delaware

BlackRock Funding International, Ltd.	Cayman Islands

BlackRock Fund Management Company S.A.	Luxembourg

BlackRock Fund Managers (Isle of Man) Limited	Isle of Man

BlackRock Fund Managers Limited	United Kingdom

BlackRock Global Real Estate Opportunity Fund, LLC	Delaware

BlackRock Global Real Estate Opportunity Fund (UK) LP Limited	United Kingdom

BlackRock Group Limited	United Kingdom

BlackRock Holdco Limited	Cayman Islands

BlackRock HK Holdco Limited	Hong Kong

BlackRock Holdco 2, Inc.	Delaware

BlackRock Holdco 3, LLC	Delaware

BlackRock (Hong Kong) Limited	Hong Kong

BlackRock HPB Management LLC	Delaware

SUBSIDIARIES OF REGISTRANT (Continued)

Name of Subsidiary	Jurisdiction/State of Incorporation
BlackRock India Private Ltd.	Mumbai, India

BlackRock (Institutional) Canada, Ltd.	Canada

BlackRock Institutional Management Corporation	Delaware

BlackRock Insurance PCC Limited	Isle of Man

BlackRock International Limited	United Kingdom

BlackRock International Limited – Munich branch	Germany

BlackRock International Holdings, Inc.	Delaware

BlackRock Investments, Inc.	Delaware

BlackRock Investment Management (Australia) Limited	Victoria, Australia

BlackRock Investment Management B.V.	Netherlands

BlackRock Investment Management (Dublin) Limited	Dublin, Ireland

BlackRock Investment Management International Limited	United Kingdom

BlackRock Investment Management, LLC	Delaware

BlackRock Investment Management (Korea) Limited	Republic of Korea

BlackRock Investment Management (Singapore) Limited	Singapore

BlackRock Investment Management (UK) Limited	United Kingdom

BlackRock Investment Management (UK) Limited— Amsterdam Branch	Netherlands

BlackRock Investment Management (UK) Limited – Beijing Representative Office	People’s Republic of China

BlackRock Investment Management (UK) Limited – Brussels Branch	Belgium

BlackRock Investment Management (UK) Limited – Madrid Branch	Spain

BlackRock Investment Management (UK) Limited – Frankfurt Branch	Germany

BlackRock Investment Management (UK) Limited – Milan Branch	Milan, Italy

BlackRock Investment Management (UK) Limited – Paris Branch	France

BlackRock Investment Management (UK) Limited – Poland Branch	Poland

BlackRock Investment Management (UK) Limited—Seoul Representative Office	Republic of Korea

BlackRock Investment Management (UK) Limited – Stockholm Branch	Sweden

BlackRock Investment Management (UK) Limited – Zurich Branch	Switzerland

BlackRock Investment Management (UK) Limited – Vienna Branch	Austria

BlackRock (Isle of Man) Holdings Limited	Isle of Man

BlackRock (Isle of Man) Limited	Isle of Man

BlackRock Japan Co., Ltd.	Japan

BlackRock Japan Holdings GK	Japan

BlackRock Kelso Capital Advisors, LLC	Delaware

BlackRock Lux Finco S. à r.l.	Luxembourg

BlackRock (Luxembourg) S.A.	Luxembourg

BlackRock Mortgage Ventures LLC	Delaware

BlackRock (Netherlands) B.V.	Netherlands

SUBSIDIARIES OF REGISTRANT (Continued)

Name of Subsidiary	Jurisdiction/State of Incorporation
BlackRock Operations (Luxembourg) S. à r.l.	Luxembourg

BlackRock Pensions Limited	United Kingdom

BlackRock Pension Nominees Limited	United Kingdom

BlackRock Pensions Nominees Limited	United Kingdom

BlackRock Portfolio Holdings, Inc.	Delaware

BlackRock Portfolio Investments, LLC	Delaware

BlackRock RE Management Company (Luxembourg) S.A.	Luxembourg

BlackRock Second Partner Limited	Jersey

BlackRock Securities Co, Ltd	Japan

BlackRock Realty Advisors, Inc.	Delaware

BlackRock (Singapore) Holdco Pte. Ltd	Singapore

BlackRock (Taiwan) Limited	Taiwan, Province of China

BlackRock Trident Holding Company Limited	Ireland

BlackRock UK 1 LP	United Kingdom

BlackRock (Uruguay) S.A.	Uruguay

BlackRock US Newco, Inc.	Delaware

DSP BlackRock Investment Managers Limited	India

DSP BlackRock Trustee Company Private Limited	India

BlackRock Isle of Man Holdings Limited	Isle of Man

Grosvenor Ventures Limited	United Kingdom

Grosvenor Alternate Partner Limited	United Kingdom

Mercury Carry Company Ltd.	Isle of Man

Impact Investing (UK) Limited	United Kingdom

Impact Investing Pty Limited	Australia

Mercury Private Equity MUST 3 (Jersey) Limited	Jersey

Metric Property Management, Inc.	Delaware

Portfolio Administration & Management Ltd.	Cayman Islands

Princeton Administrators, LLC	Delaware

PSN Pty Limited	Australia

St. Albans House Nominees (Jersey) Ltd.	Jersey

SSRM Holdings, Inc.	Delaware

State Street Research & Management Company	Delaware

State Street Research Investment Services, Inc.	Massachusetts

Tower General Partner Limited	United Kingdom

The Tower Nominees No. 1 Limited	United Kingdom

The Tower Nominees No. 2 Limited	United Kingdom

The Tower Nominees No. 3 Limited	Jersey

Tower Management Services Limited	United Kingdom

Trident Merger, LLC	Delaware

BlackRock AV, Inc	Delaware

Wimco Nominees Ltd.	United Kingdom

*	Certain subsidiaries that are not significant have been omitted.